Exhibit 10.16

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made and entered into as of the 5th day of June, 2015, by and between KILROY REALTY FINANCE PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”), and DROPBOX, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated January 31, 2014 (the “Lease”) whereby Landlord leases to Tenant and Tenant leases from Landlord 182,054 rentable square feet of space, consisting of the all of the office space in the that certain building (the “Building”) located at 333 Brannan Street, San Francisco, California.

B. The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. Building Bridges. Pursuant to the terms of Section 1.1.4 of the Lease and Section 1.3 of the Work Letter, Landlord agreed to use commercially reasonable efforts to install no more than eight (8) “Building Bridges” (as that term is defined in the Lease) connecting floors two (2) through five (5) of the Premises to the corresponding floors of the “Adjacent Building” (as that term is defined in the Lease). Notwithstanding any provision to the contrary contained in the Lease, Landlord hereby agrees to install eleven (11) of such Building Bridges connecting the applicable floors of the Premises to the corresponding floors in the Adjacent Building, and Tenant hereby agrees that the cost to construct such additional three (3) Building Bridges shall be deducted from the Improvement Allowance as an “Approved Tenant Minor Change” (as that term is defined in Section 3.2 below) pursuant to the terms of Section 3 below.

3. Tenant Changes to Base, Shell and Core.

3.1 Notwithstanding any provision to the contrary contained in the Lease, Tenant shall have the right to request additional changes to the “Base Building Plans” (as that term defined in the Lease) in writing, subject to Landlord’s reasonable approval, and provided that, (i) such modifications do not materially adversely affect the quality of the “Base, Shell and Core” (as that term defined in the Lease), (ii) such modifications are consistent with the base building components of “Comparable Buildings” (as that term defined in the Lease), (iii) such changes do not materially adversely affect the LEED certification for the Base, Shell and Core, (iv) such changes comply with Applicable Laws, (v) such changes do not have a material adverse effect on the Building Structure or the Building Systems and do not affect the exterior appearance of the Building (except for the additional Building Bridges to be constructed pursuant to Section 2 above), and (vi) such changes will not materially affect the critical path of construction of the Base, Shell and Core, the parties acknowledging that any change that would delay the critical path of construction is material (“Tenant Minor Changes”).

3.2 Landlord and Tenant hereby acknowledge that Tenant has requested and Landlord has approved the following Tenant Minor Changes prior to the date of this First Amendment: (a) the construction of three (3) additional Building Bridges, as further set forth in Section 2 above, (b) certain engineering modifications to the Base, Shell and Core, and (iii) certain security modifications to the Base, Shell and Core (collectively, the “Approved Tenant Minor Changes”), as such Approved Tenant Minor Changes are more particularly described on Exhibit A attached to this First Amendment. The aggregate “Cost Estimate” (as that term is defined below) for the Approved Tenant Minor Changes is Five Hundred Seventeen Thousand Eight Hundred and 00/100 Dollars ($517,800.00), which Cost Estimate with respect to the Approved Tenant Minor Changes is based upon Building Bridge pricing as established in the original Lease, and a bid for such other Approved Tenant Minor Changes from Swinerton Builders. Landlord shall construct the Approved Tenant Minor Changes, and the cost thereof shall be deducted from the Improvement Allowance.

3.3 In connection with any additional Tenant Minor Changes, Tenant must deliver notice requesting any such Tenant Minor Changes to Landlord on or before October 1, 2015. Landlord shall approve or disapprove any proposed future Tenant Minor Change within ten (10) business days after receipt thereof; provided, however, that if Landlord fails to notify Tenant of Landlord’s approval or disapproval of any requested Tenant Minor Change within the ten (10) business day review period for approval or disapproval thereof, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within five (5) business days of receipt of such additional notice, Landlord will be deemed to have approved the proposed Tenant Minor Change. If Landlord disapproves of any proposed Tenant Minor Change, then Landlord shall state in reasonable detail its reasons for disapproving the proposed Tenant Minor Change. Following any request by Tenant for any Tenant Minor Changes, Landlord shall promptly deliver to Tenant written notice of the Cost Estimate of the costs that will be incurred to implement the proposed Tenant Minor Change (a “Landlord’s Change Notice”). After receipt of Landlord’s Change Notice, if Tenant advises Landlord to proceed with the proposed Tenant Minor Change, then the proposed Tenant Minor Change shall be incorporated into the Base Building Plans and the Base, Shell and Core and the cost of each approved Tenant Minor Change shall be deducted from the Improvement Allowance; provided, however, that Landlord shall deliver to Tenant an accounting of such costs promptly following the completion of any such approved Tenant Minor Change if such costs exceed the Cost Estimate therefor, which accounting shall be satisfactory to Tenant in Tenant’s reasonable judgment. A “Cost Estimate” with respect to any change shall be Landlord’s reasonable estimate of the following: (1) direct construction costs thereof, (2) related general contractor’s general conditions, overhead and general contractor’s other indirect costs thereof (with respect to which Landlord shall provide Tenant with adequate supporting documentation for Tenant’s confirmation), (3) the general contractors fee, which shall be the same fee being paid be Landlord to the Landlord GC for the construction of the Base, Shell and Core, and (4) design, permitting, testing, inspecting, engineering and other indirect costs to be at Landlord’s actual costs incurred (i.e., there will be no Landlord markup).

4. Address of Tenant for Notices. Section 10 of the Summary attached to the Lease is hereby amended to provide that any Notices to Tenant shall be delivered to the following addresses:

Dropbox, Inc.

185 Berry Street

4th Floor

San Francisco, California 94107

Attention: Christopher Hom and Sarah Kelley

With at all times, a copy to:

Dropbox, Inc.

185 Berry Street

4th Floor

San Francisco, California 94107

Attention: General Counsel

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

Attention: Jonathan M. Kennedy

5. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 5 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

6. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

7. No Further Modification. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:

KILROY REALTY FINANCE PARTNERSHIP, L.P.,

a Delaware limited partnership

By:	Kilroy Realty Finance, Inc.,
a Delaware corporation,

	Its:	General Partner

	By:	/s/ Jeffrey C. Hawken
	Name:	Jeffrey C. Hawken
	Title:	President

	By:	/s/ Mike L. Sanford
	Name:	Mike L. Sanford
	Title:	Executive Vice President Northern California

TENANT:

DROPBOX, INC., a Delaware corporation

By:	/s/ Vanessa Wittman
Name:	Vanessa Wittman
Title:	CFO

By:	/s/ Drew Houston
Name:	Drew Houston
Title:	CEO

EXHIBIT A

APPROVED TENANT MINOR CHANGES

1. Three additional Building Bridges at floors, placed as needed on floors 2-5.

2. Engineering modifications to plans to allow for access control and security modifications.

3. Security modifications to convert access control and CCTV system to Avigilon type system.